UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2007

Date of Report (Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-32877	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE

NEWTON, MASSACHUSETTS

02459

(Address of Principal Executive Offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

In a Current Report filed on September 24, 2007, Pro-Pharmaceuticals, Inc. (the “Company”) announced that it had engaged Theodore D. Zucconi, Ph.D. as President of the Company effective as of October 1, 2007 (the “Effective Date”) and disclosed his compensation, as set forth in the Employment Agreement between the Company and Dr. Zucconi, in Item 5.02 of that report.

On December 19, 2007, the Company and Dr. Zucconi entered into an Amended and Restated Employment Agreement (the “Amended Agreement”), which amended and restated the Employment Agreement referred to in the preceding paragraph.

The Amended Agreement, a copy of which is filed as Exhibit 10.01 to this Current Report, states that Dr. Zucconi will receive (i) a monthly salary of $9,167 during the 2007 calendar year; (ii) beginning January 1, 2008 an annual salary of $220,000, $9,167 of which is payable monthly and 50% of which will be deferred until October 1, 2008; and (iii) a cash bonus of $27,500 on or before June 1, 2008. In addition, he shall be entitled to (i) reimbursement of relocation costs up $54,000; (ii) fourteen round trip single passenger aircraft tickets per year between Massachusetts and Phoenix, Arizona, which may be used by him or his spouse; (iii) a grant prior to December 31, 2007 of immediately exercisable five-year options to purchase 200,000 shares of the Company’s common stock (“Common Stock”) at an exercise price equal to the fair market value of the Company’s common stock on the date of grant; (iv) a grant of immediately exercisable five-year options to purchase 10,000 shares of the Common Stock for each $1 million of financing received by the Company from sources identified by him; (v) a bonus in the event Company enters into a partnership or joint venture with another company with upfront fees and milestone payments in excess of $20 million, which bonus is payable in cash in the amount of 1% of the upfront fees and milestone payments received by the Company; and (vi) in the event the closing price of the Common Stock exceeds $5 per day for 20 consecutive trading days prior to October 31, 2008, a grant of immediately exercisable five-year options to purchase 100,000 shares of the Common Stock at an exercise price equal to the fair market value of the Company’s common stock at the date of grant . Dr. Zucconi is entitled to participate in the Company’s employee benefit plans commensurate with his position with the Company. If he is terminated by the Company without cause, Dr. Zucconi is entitled to certain benefits as follows: (i) if he is terminated later than 60 days, but within 6 months, after the Effective Date, the Company will pay him an amount equal to one month’s salary; (ii) if he is terminated more than 6 months after the Effective Date, the Company will pay him three months’ salary; and (iii) he shall be entitled to reimbursement of expenses incurred by him for Company business and benefits for two months post-employment.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement for Theodore D. Zucconi, Ph.D. dated December 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:	/s/ Anthony Squeglia
Anthony Squeglia
Chief Financial Officer

Date: December 26, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement for Theodore Zucconi dated December 19, 2007